                                                                    EXHIBIT 99.8


                     FEDERAL DEPOSIT INSURANCE CORPORATION
                            Washington, D.C. 20429

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 18, 2001


                         American Bank of Connecticut.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                         26498                  06-0581270
--------------------------------------------------------------------------------

  (State or other                (FDIC Insurance           (IRS Employer
  jurisdiction of              Certificate Number)      Identification No.)
  incorporation)

     Two West Main Street, P.O. Box 2589, Waterbury, Connecticut    06723
     --------------------------------------------------------------------
             (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (203) 757-9401
                                                    ---------------



                                Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.
        --------------------------------

          On July 19, 2001, American Bank of Connecticut, a Connecticut chartered stock savings bank, ("ABC") announced that it had entered into an Agreement and Plan of Merger (the "Agreement") by and among American Financial Holdings, Inc., a Delaware corporation ("AFH") and American Savings Bank, a Connecticut chartered stock savings bank and wholly owned subsidiary of AFH, which provides for the merger of ABC and American Savings. The merger is subject to certain conditions, including the approval by the ABC shareholders and the receipt of the required regulatory approvals. In connection with the Agreement, ABC granted to AFH an option, exercisable under certain circumstances related primarily to third party proposals, to purchase 477,090 shares of ABC common stock at $24.30 per share.

          The Agreement (including Exhibits thereto) and the Option Agreements are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated by reference herein.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (a)  Not applicable.

     (b)  Pro forma financial information

          Not applicable.

     (c)  Exhibits

           2.1 Agreement and Plan of Merger, dated as of July 18, 2001, by and among American Financial Holdings, Inc., American Savings Bank and American Bank of Connecticut.

           2.2 Option Agreement, dated as of July 18, 2001, by and between AFH and ABC (filed as an attachment to Exhibit 2.1)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMERICAN BANK OF CONNECTICUT
                                   (Registrant)


Date: July 27, 2001                By:  /s/ William E. Solberg
                                      --------------------------------------
                                      William E. Solberg
                                      President and Chief Executive Officer